Exhibit 3.37

CERTIFICATE OF INCORPORATION

OF

THE SPAN OF TIME, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

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I, THE UNDERSIGNED, being over the age of twenty-one years, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York,  do hereby certify as follows:

FIRST:                   The name of  the corporation (hereinafter called, the Corporation) is THE SPAN OF TIME, INC.

SECOND:              The purposes for which the Corporation is formed are:

(a)           To write, edit, prepare for publication print, publish, bind, purchase or otherwise acquire, hold, own, use, import, export, distribute, sell or otherwise dispose of and deal in or with books, magazines, newspapers, pamphlets and publications and printed matter of any and all kinds; to purchase or otherwise acquire hold, own, use distribute, sell or otherwise dispose of and deal in or with manuscripts, literary articles, dramatic works, musical scores, maps, designs, cartoons, pictures, photographs, illustrations and literary, advertising and musical copy of any and all kinds; and generally to engage in the business of editors, publishers, advertising agencies, book and job printers, linotypers, electrotypers, engravers, bookbinders, stationers and book clubs and societies;

(b)           To the extent now or hereafter permitted to corporations organized under the Business Corporation Law of the State of New York to undertake, conduct, manage, assist, promote, and participate in every kind of commercial, industrial or agricultural enterprise, business, undertaking, venture or operation in any state, territory, dependency or colony of the United States of America or its insular possessions or in the District of Columbia, or in any foreign country, state, territory or locality;

(c)           To acquire by purchase, exchange, lease, devise or otherwise, and to hold, own, maintain, manage, improve and develop, and to sell, transfer, convey, lease, mortgage, exchange or otherwise deal with or dispose of, real property, wheresoever situated, and any rights, interests or privileges therein, suitable or convenient for the purposes of the Corporation; and to erect, construct, make, improve and operate, or to aid or subscribe toward the erection, construction, making, improvement and operation of plants, mills, stores, storehouses, docks, wharves, piers, laboratories, buildings, machinery and other facilities, equipment and works of all kinds in so far as the same may appertain to, or be useful in, the conduct of the business of the Corporation, but only to the extent authorized by the laws of the State of New York;

(d)           To acquire by purchase, exchange, lease, bequest or otherwise, to import, manufacture, produce, to hold, own, use, manage, improve, alter, develop, and to mortgage, pledge, sell, export, assign, transfer, lease, exchange or otherwise dispose of or deal in or with, whether as principal or agent, goods, wares, merchandise and other personal property and rights, interests or privileges therein of every kind and description, whether now known or hereafter to be discovered or invented and wheresoever situated;

(e)           To adopt, apply for, obtain, register, purchase, lease or otherwise acquire, and to own, control, hold, maintain, protect, use, manufacture under, exercise, develop, operate and introduce, and to sell, grant licenses or other rights or privileges in respect of, assign or otherwise dispose of or turn to account any inventions, designs, processes, formulae, improvements, patents, copyrights, trade-marks, trade-names, and licenses or rights thereunder or analogous thereto;

(f)            To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, rights, business and good will of any person, firm, association or corporation heretofore or hereafter engaged in any same or similar business for which a corporation may now or hereafter be organized under the Business Corporation Law of the State of New York; to pay for the same in cash or property or otherwise or to issue in exchange therefor shares of the capital stock, bonds, debentures, notes or other obligations of the Corporation; to hold, utilize, operate, reorganize, liquidate or in any other manner dispose of the whole or any part of the properties, assets, rights, business and good will so acquired; to assume in connection therewith any liabilities of any such person, firm, association or corporation; and to conduct in any lawful manner the whole or any part of the business so acquired;

(g)           To acquire by purchase, exchange, gift, bequest, subscription, contract or otherwise and to invest in, hold, own, sell, assign, transfer, mortgage, pledge or otherwise dispose of, turn to account or realize upon all forms of securities, including, but not by way of limitation, stocks, bonds, debentures, notes, scrip, mortgages, certificates of indebtedness and certificates of interest issued or created by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments or subdivisions thereof, and all trust, participation and other certificates of, and receipts evidencing, interest in any such securities, and to issue in exchange therefor or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures or its other obligations or securities or to make payment therefor by any other lawful means of payment whatsoever, and to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto for any and all purposes; and upon a distribution of the assets or a division of the profits of the Corporation to distribute any such securities or evidences of interest therein among the stockholders of the Corporation;

(h)           To the extent now or hereafter permitted to corporations organized under the Business Corporation Law of the State of New York, to lend its uninvested funds from time to time to such extent, to such persons, firms, associations or corporations, and on such terms and on such security, if any, as the board of directors shall determine;

(i)            To the extent now or hereafter permitted to corporations organized under the Business Corporation Law of the State of New York, to endorse or guarantee the payment of principal, interest or dividends upon and to guarantee the performance of sinking fund and other obligations, of any securities, and to guarantee the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association or corporation;

(j)            To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities or any character (including shares of its own capital stock), provided that it shall not use its funds or property for the purchase of shares of its own capital stock when such use would result in the impairment of its capital, and further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

(k)           To borrow or raise money for any of the purposes of the Corporation without limit as to amount; from time to time to issue bonds, debentures, notes, collateral trust certificates or other obligations, secured or unsecured, of the Corporation, of any nature and in any manner, for moneys so borrowed, or in payment for property acquired, or for any of the other objects or purposes of the Corporation; to secure the payment of such bonds, debentures, notes or other obligations by mortgage or mortgages or deed or deeds of trust upon, or by the pledge of or other lien upon, any or all of the property, rights, privileges or franchises of the Corporation, wheresoever situated, acquired or to be acquired; and to sell, exchange, pledge or otherwise deal with or dispose of any or all bonds, debentures, notes and other obligations of the Corporation in such manner and upon such terms as the board of directors may deem advisable;

(l)            To maintain offices and agencies either within or anywhere without the State of New York; and to conduct its business in any or all of its branches in said state and in other states of the United States of America, and in the District of Columbia, and in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries;

(m)          To carry out all or any part of the foregoing purposes as principal, factor, agent, contractor, or otherwise, either alone or in conjunction with any person, firm, association or corporation, and in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its objects, to make and perform such contracts of any kind and description, to do such acts and things, and to exercise any and all such powers, as a natural person could lawfully make, perform, do or exercise, provided the same be not inconsistent with the laws of the State of New York applicable to the Corporation; and

(n)           to do any and all things necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the Corporation to do or to exercise under the laws of the State of New York that may now or hereafter be applicable to the Corporation.

The purposes, powers and provisions set forth above or which shall henceforth be contained in the Certificate of Incorporation of the Corporation, as the same may be amended from time to time, shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause or this or of any other article of said Certificate; but such purposes, powers and provisions shall be regarded as independent purposes, powers and provisions, and the specification of particular powers of the Corporation is not intended to be, and is not, in limitation of, but is in furtherance of, the powers granted to corporations under the laws of the State of New York under and in pursuance of the provisions of which the Corporation is formed; but nothing herein contained shall be construed as authorizing the Corporation to carry on any business or to exercise any power or to do any act which a corporation organized under such laws may not at the time lawfully carry on, exercise or do.

THIRD:                 The aggregate number of shares which the Corporation shall have the authority to issue is 10,000 of the par value of $1 each.  Such shares are hereby designated as Common Stock.

FOURTH:             The office of the Corporation is to be located in The City of New York, County of New York, State of New York.

FIFTH:                  The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is The Span of Time, Inc., Time & Life Building, Rockefeller Center, New York, New York 10020.

SIXTH:                  The name and address of the registered agent, which is to be the agent of the Corporation upon whom process against it may be served, is The Corporation Trust Company, 277 Park Avenue, New York, New York 10017.

SEVENTH:           The duration of the life of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I made, signed and acknowledged this Certificate, this 12th day of July, 1965.

/s/ Roland A. Paul
Roland A. Paul
1 Chase Manhattan Plaza
New York, N. Y.

STATE OF NEW YORK,	)
) ss.:
COUNTY OF NEW YORK,	)

On this 12th day of July, 1965, before me personally appeared Roland A. Paul, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

/s/ Daniel E. Sell
Notary Public
[Notary Seal]